                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 14, 1999

                        Millennium Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                            000-28494                         04-3177038
  (State or other jurisdiction of           (Commission File No.)          (IRS Employer Identification
           incorporation)                                                             Number)

    75 Sidney Street, Cambridge, Massachusetts                 02139
     (Address of principal executive offices)                (Zip code)

                                 (617) 679-7000
              (Registrant's Telephone Number, including Area Code)

                                 With a copy to:

                             David E. Redlick, Esq.
                             Jeffrey A. Stein, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109


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Item 5.  Other Events

         The sole purpose of this amendment is to amend and restate the disclosure set forth in the second paragraph of Item 5 of the Current Report on Form 8-K filed by Millennium Pharmaceuticals, Inc. ("Millennium") on October 21, 1999 as follows:

         On October 14, 1999, Millennium also entered into a Share Exchange Agreement with Eli Lilly and Company ("Lilly"). Lilly received an aggregate of 360,198 shares of Millennium Common Stock in exchange for the shares of Series B Convertible Preferred Stock of Millennium BioTherapeutics, Inc. owned by it. Millennium agreed to register the shares issued to Lilly on Form S-3. The number of shares issued to Lilly will be adjusted, upward or downward, based on the closing price of Millennium Common Stock over the five consecutive trading days ending on the first trading day prior to the effectiveness of the Form S-3 resale Registration Statement.
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                                    SIGNATURE
                             ----------------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MILLENNIUM PHARMACEUTICALS,
                                  INC.
                                  (Registrant)

Dated: October 28, 1999           By /s/ John B. Douglas III
                                     ----------------------------------
                                     Name:      John B. Douglas III
                                     Title:     General Counsel


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